AMENDMENT NO. 4
TO CREDIT AGREEMENT
     AMENDMENT NO. 4 dated as of March 3, 2009 (this “Amendment”) to CREDIT AGREEMENT, dated as of April 5, 2007 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”), among GENESIS ACQUISITION LIMITED (the “Borrower”), GENESIS LEASE LIMITED (the “Manager”), the LENDERS party thereto (the “Lenders”), CITIBANK, N.A. (the “Administrative Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (the “Security Trustee” and the “Account Bank”).
W I T N E S S E T H :
     WHEREAS, each of the Borrower, the Manager, the Lenders, the Administrative Agent, the Security Trustee and the Account Bank are party to the Credit Agreement;
     WHEREAS, the Administrative Agent, the Majority Lenders, the Borrower, the Manager, and certain other parties to the Credit Agreement have agreed to amend the Credit Agreement in certain respects as provided herein;
     NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in the Credit Agreement.
     Section 2. Amendments; Agreements; Etc.
     (a) Amendments
     (i) The definition of “Applicable Margin” set forth in Section 1.1 is hereby amended by adding one hundred (100) basis points to each of the rates set forth in the chart contained therein so that such chart reads as follows:

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Applicable Margin	Portfolio Composition
Total Outstanding Principal Amount	< 60% Tier 1 Aircraft	≥ 60% Tier 1 Aircraft	≥ 75% Tier 1 Aircraft
Less than $600,000,000	2.75%	2.75%	2.75%
$600,000,000 or greater but less than $850,000,000	2.75%	2.65%	2.65%
$850,000,000 or greater	2.75%	2.65%	2.50%

     (ii) The following new defined term is hereby inserted in Section 1.1 in the proper alphabetical order:
     ““Aircraft Income Event Quarter” means each fiscal quarter in which each of the following is true: (a) the average daily Outstanding Principal Amount during such fiscal quarter was $200,000,000 or greater and (b) the Borrower is unable to meet the interest coverage ratio test set forth in Section 9.37 for such fiscal quarter solely from income generated by Aircraft financed under this Agreement.”.
     (iii) The following clause (c) shall be added to the end of Section 3.4:
     “ (c) notwithstanding (a) and (b) of Section 3.4, effective from the date of this Amendment through the remainder of the then applicable fee accrual period and each fee accrual period thereafter, 0.50% per annum on the unused amount of the Commitment Amount as may be adjusted from time to time pursuant to Section 2.1(d), payable in arrears on each third Payment Date after the Closing Date and on the Conversion Date, in each case, including the first day but excluding the last day of any such fee accrual period, and, solely to the extent that the Outstanding Principal Amount is less than $200,000,000 on September 30, 2009, then effective from September 30, 2009 through the remainder of the then applicable fee accrual period and each fee accrual period thereafter the Commitment Fee shall be increased from 0.50% per annum to 0.75% per annum on the unused amount of the Commitment Amount as may be adjusted from time to time pursuant to Section 2.1(d), payable in arrears on each third Payment Date after the Closing Date and on the Conversion Date, in each case, including the first day but excluding the last day of any such fee accrual period.”.
     (iv) The following proviso shall be added to the end of Section 6.2(g)(ii): “ ; and provided, further, that with respect to any fiscal quarter of the Borrower after the ICR Date, cash contributed to the Borrower by way of capital contributions during such fiscal quarter or within the 30-day period specified in Section 12.1(b) after the end of such fiscal quarter (other than cash contributed specifically in connection with any aircraft acquisition) shall be deemed to be consolidated net income and included in EBITDA for the applicable fiscal quarter identified

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by the Borrower in writing to the Administrative Agent for purposes of this Section 6.2(g)(ii); and provided, further, that, solely in the event that the average daily Outstanding Principal Amount during the most recently completed fiscal quarter was $200,000,000 or greater, the written consent of the Majority Lenders shall be required in order for the Borrower to be able to satisfy the foregoing ratio of EBITDA to Interest Expense for such fiscal quarter by including cash contributions to the Borrower in accordance with the second proviso to this Section 6.2(g)(ii)”.
     (v) Section 9.18(a)(xii) is hereby deleted in its entirety and replaced with the following:
          “(xii) within forty-five (45) days after the end of each fiscal quarter, a certificate of the officer in charge of financial matters of the Genesis Group setting forth in reasonable detail the calculations necessary to demonstrate the amount of EBITDA and Interest Expense as of the end of such fiscal quarter;”.
     (vi) The “and” after Section 9.18(a)(xiii) is hereby deleted and the period at the end of Section 9.18(a)(xiv) is hereby replaced with the following:
     “; and
     (xv) within ten (10) Business Days after the execution of a letter of intent related to an Aircraft that is eligible to be financed under this Agreement, a summary of such letter of intent.”.
     (vii) The following provisos shall be added to the end of Section 9.37: “ ; provided that with respect to any fiscal quarter of the Borrower after the ICR Date, cash contributed to the Borrower by way of capital contributions during such fiscal quarter or within the 30-day period specified in Section 12.1(b) after the end of such fiscal quarter (other than cash contributed specifically in connection with any aircraft acquisition) shall be deemed to be consolidated net income and included in EBITDA for the applicable fiscal quarter identified by the Borrower in writing to the Administrative Agent for purposes of this Section 9.37; and provided, further, however, that solely for the purpose of calculating the interest coverage ratio pursuant to this Section 9.37 for any Aircraft Income Event Quarter, cash contributed to the Borrower in accordance with the first proviso to this Section 9.37 may be included in the calculation of the interest coverage ratio pursuant to this Section 9.37 for such Aircraft Income Event Quarter, but, unless otherwise consented to in writing by the Majority Lenders, cash contributed to the Borrower in accordance with the first proviso to this Section 9.37 may not be included in the calculation of the interest coverage ratio pursuant to this Section 9.37 with respect to an immediately following Aircraft Income Event Quarter and each consecutive Aircraft Income Event Quarter thereafter”.
     (b) Agreements
     (i) The parties hereto agree that the $2,000,000 contribution made by GLS on January 26 and 27, 2009 to the capital surplus maintained by the Borrower in accordance with the Bermuda Companies Act 1981 and the Borrower’s allocation of such amount to the Collection Account shall be deemed consolidated net income and such contribution shall have remedied its failure to observe the interest coverage ratio tests contemplated by Section 9.37 and Section 6.2(g)(ii) for the fourth quarter of 2008. Consequently, no Event of Default has occurred and no

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default or Event of Default is continuing solely by reason of the determination of EBITDA for purposes of Sections 9.37 and 6.2(g)(ii) prior to the effectiveness of this Amendment.
     (ii) The Borrower agrees that (A) the Borrower’s cash balance as at December 31, 2008, being $2,236,720, (B) all cash contributed to the Borrower pursuant to the provisos to Sections 9.37 and 6.2(g)(ii), each as amended, and (C) the cash contribution referred to in Section 2(b)(i) of this Amendment shall be maintained in the Collection Account and may not be removed or withdrawn from the Collection Account except for the payment of amounts owing by the Borrower which are described in any of Sections 7.1(e)(i)(A) through 7.1(e)(i)(F) or, if applicable, Sections 7.1(e)(ii)(A) through 7.1(e)(ii)(F) until such time as the Borrower has complied with the interest coverage ratio tests as contemplated by Section 9.37 (and, to the extent that any further Advances are contemplated under the Credit Agreement, by Section 6.2(g)(ii)) without taking into account cash contributed to the Borrower to the extent contemplated by the relevant provisos to Sections 9.37 and 6.2(g)(ii), each as amended. The Borrower hereby undertakes to use commercially reasonable efforts to ensure that any cash contributions contemplated by the provisos to Sections 9.37 and 6.2(g)(ii), each as amended, are received within the first ten Business Days of any such fiscal quarter (beginning with the second quarter of 2009), provided, however, that the parties understand and agree that this is without prejudice to the Borrower’s ability to count cash contributions received later during the fiscal quarter or within the 30-day period specified in Section 12.1(b) thereafter as net consolidated income to the extent provided in Sections 9.37 and 6.2(g)(ii).
     Section 3. Representations and Warranties. Each of the Borrower and the Manager represents and warrants that this Amendment has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     Section 4. Condition To Effectiveness. The amendments shall become effective upon the receipt by the Administrative Agent of this Amendment executed by the Borrower, the Manager, the Majority Lenders, the Security Trustee and the Account Bank and the payment by the Borrower to each Lender who executes and delivers to the Administrative Agent its signature page to this Amendment not later than 5:00 p.m. (Eastern Standard Time) on February 27, 2009 (or such later time as the Borrower may agree) of an amendment fee in the amount of ten (10) basis points on such Lender’s Commitment Amount. By their signatures below, the Administrative Agent and the Majority Lenders hereby consent to this Amendment and direct the Security Trustee and Account Bank to execute this Amendment.
     Section 5. Miscellaneous. Except as otherwise specified in this Amendment, the Credit Agreement shall remain in all respects unchanged and in full force and effect. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

GENESIS ACQUISITION LIMITED, as Borrower
By:	/s/ John McMahon
	Name:	John McMahon
	Title:	Director

Amendment No. 4 to Credit Agreement

GENESIS LEASE LIMITED, as Manager
By:	/s/ John McMahon
	Name:	John McMahon
	Title:	Director

Amendment No. 4 to Credit Agreement

CITIBANK, N.A., as Administrative Agent
By:	/s/ Tony Golden
	Name:	Tony Golden
	Title:	Managing Director

Amendment No. 4 to Credit Agreement

CITIBANK, N.A., as Lender
By:	/s/ Munawar Z. Noorani
	Name:	Munawar Z. Noorani
	Title:	Managing Director

Amendment No. 4 to Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as Lender
By:	/s/ Eric C. Blau
	Name:	Eric C. Blau
	Title:	Director

Amendment No. 4 to Credit Agreement

VARIABLE FUNDING CAPITAL COMPANY LLC, as Lender By: Wachovia Capital Markets, LLC as attorney-in-fact
By:	/s/ Douglas R. Wilson, Sr.
	Name:	Douglas R. Wilson, Sr.
	Title:	Director

Amendment No. 4 to Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Security Trustee and Account Bank By: Deutsche Bank National Trust Company
By:	/s/ Susan Barstock
	Name:	Susan Barstock
	Title:	Vice President

By:	/s/ Michelle H.Y. Voon
	Name:	Michelle H.Y. Voon
	Title:	Vice President

Amendment No. 4 to Credit Agreement

ALLIED IRISH BANKS, P.L.C., as Lender
By:	/s/ Grace Gilligan
	Name:	Grace Gilligan
	Title:	Senior Manager

By:	/s/ Colin Madden
	Name:	Colin Madden
	Title:	Senior Manager

Amendment No. 4 to Credit Agreement

ALLIANCE & LEICESTER COMMERCIAL FINANCE plc,
as Lender

By:	/s/ Justin Patrick	/s/ Peter Walter

Name:	Justin Patrick	Peter Walter
Title:	Senior Manager	Senior Manager
Amendment No. 4 to Credit Agreement

BANK OF SCOTLAND PLC, as Lender
By:	/s/ Claire Mesmain
	Name:	Claire Mesmain
	Title:	Director

Amendment No. 4 to Credit Agreement

BAYERISCHE HYPO- UND VEREINSBANK AG, LONDON BRANCH, as Lender
By:	/s/ George Gierhart
	Name:	George Gierhart
	Title:	Director

By:	/s/ Deborah Whiteford
	Name:	Deborah Whiteford
	Title:	Vice President

Amendment No. 4 to Credit Agreement

LANDESBANK BADEN-WÜRTTEMBERG, as Lender
By:	/s/ Thomas Leidenberger
	Name:	Thomas Leidenberger
	Title:	Vice President

By:	/s/ Patrick Wellnitz
	Name:	Patrick Wellnitz
	Title:	Vice President

Amendment No. 4 to Credit Agreement

WESTLB AG, LONDON BRANCH, as Lender
By:	/s/ Gavin V. Doyle
	Name:	Gavin V. Doyle
	Title:	Managing Director

By:	/s/ Shyam Sankar
	Name:	Shyam Sankar
	Title:	Associate Director

Amendment No. 4 to Credit Agreement

BAYERISCHE LANDESBANK, as Lender
By:	/s/ Christian Saur
	Name:	Christian Saur
	Title:	First Vice President

By:	/s/ Sabine Kruse
	Name:	Sabine Kruse
	Title:	First Vice President

Amendment No. 4 to Credit Agreement

CALYON NEW YORK BRANCH, as Lender
By:	/s/ Yevgeniya Levitin
	Name:	Yevgeniya Levitin
	Title:	Director

By:	/S/ Brian Bolotin
	Name:	Brian Bolotin
	Title:	Managing Director

Amendment No. 4 to Credit Agreement

DEKABANK DEUTSCHE GIROZENTRALE, as Lender
By:	/s/ Angelika Beyer
	Name:	Angelika Beyer
	Title:	Executive Director

By:	/s/ Carsten Grote
	Name:	Carsten Grote
	Title:	Assistant Vice President

Amendment No. 4 to Credit Agreement